REPORT OF SHAREHOLDER MEETING  Unaudited
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On September 26, 2005, a shareholder meeting of the Oppenheimer Select Value
Fund was held at which the eleven Trustees identified below were elected (Proposal No. 1) and the sub-proposals in (Proposal No. 2) were approved as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

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PROPOSAL NO.1:

NOMINEE                                         FOR     WITHHELD           TOTAL
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TRUSTEES
Matthew P. Fink                       1,121,187.637   13,571.670   1,134,759.307
Robert G. Galli                       1,073,691.455   61,067.852   1,134,759.307
Phillip A. Griffiths                  1,113,619.076   21,140.231   1,134,759.307
Mary F. Miller                        1,120,616.244   14,143.063   1,134,759.307
Joel W. Motley                        1,082,665.123   52,094.184   1,134,759.307
John V. Murphy                        1,119,639.786   15,119.521   1,134,759.307
Kenneth A. Randall                    1,110,666.118   24,093.189   1,134,759.307
Russell S. Reynolds, Jr.              1,110,666.118   24,093.189   1,134,759.307
Joseph M. Wikler                      1,120,920.224   13,839.083   1,134,759.307
Peter I. Wold                         1,120,920.224   13,839.083   1,134,759.307
Clayton K. Yeutter                    1,112,213.968   22,545.339   1,134,759.307

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PROPOSAL NO. 2:

                                                        BROKER
             FOR        AGAINST        ABSTAIN        NON-VOTE             TOTAL
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2C: Proposal to re-classify the policy on Investing in Other Investment
    Companies
     872,426.143     36,793.795     32,171.369     193,368.000     1,134,759.307
2F: Proposal to change the policy on Senior Securities
     872,827.963     33,588.734     34,974.610     193,368.000     1,134,759.307